UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

TCW Direct Lending VII LLC

(Exact Name of Registrant as Specified in its Charter)

814-01246	Delaware	82-2252672
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor

Boston, Massachusetts

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On January 14, 2019, TCW Direct Lending VII LLC (the “Company”) completed the fourth closing of the sale of its Common Units pursuant to which the Company sold 3,061,750 Common Units for an aggregate offering price of $306,175,000.

The sale of the Common Units was made pursuant to subscription agreements entered into by the Company and each investor. Under the terms of the subscription agreements, the Company may draw down all or any portion of the undrawn commitment with respect to each Common Unit generally upon at least ten business days’ prior written notice to the unitholders.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, and Rule 506(b) of Regulation D thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fourth Amended and Restated Limited Liability Company Agreement

In connection with the fourth closing of the sale of its Common Units on January 14, 2019, the Company entered into a Fourth Amended and Restated Limited Liability Company Agreement (the “Fourth Amended and Restated LLCA”), dated as of January 14, 2019, which amended and restated the agreement that sets forth the terms pursuant to which the Company is operated.

The Fourth Amended and Restated LLCA amended certain provisions of the Company’s Third Amended and Restated Limited Liability Company Agreement, dated as of September 10, 2018, regarding Key Persons (as defined in the Fourth Amended and Restated LLCA). The Fourth Amended and Restated LLCA provides that if, during the Commitment Period (as defined in the Fourth Amended and Restated LLCA), any Key Person fails to devote substantially all of his or her business time to the investment activities of the Company and its related entities other than as a result of a temporary disability (the occurrence of such event, a “Key Person Departure”), the Company will provide written notice to the Common Unitholders of such Key Person Departure within 30 days of the date of such Key Person Departure. In addition, if a Key Person Departure occurs during the Commitment Period and TCW Asset Management Company LLC (the “Adviser”), determines to replace such Key Person, the Company must obtain the approval of such replacement by a majority in interest of the Common Unitholders no later than the date of the Company’s next annual meeting; provided that the Company may, in its discretion, determine to obtain the approval of such replacement no later than 90 days after the date that the Adviser informs the Company of its proposed replacement of the Key Person. If the Company fails to obtain approval of a replacement of a Key Person following a Key Person Departure as provided above, then the Key Person Departure will be permanent and the Adviser will not be permitted to replace such Key Person.

The foregoing description of the Fourth Amended and Restated LLC does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated LLC which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Limited Liability Company Agreement, dated as of January 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2019	TCW DIRECT LENDING VII LLC

	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer & Senior Vice President